                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        COMPUTATION OF EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKS

                                                                           THREE MONTHS ENDED
                                                                             MARCH 31, 1995
                                                                     -------------------------------
                                                                      $1 2/3
                                                                     PAR VALUE    CLASS E    CLASS H
                                                                      COMMON      COMMON     COMMON
                                                                       STOCK       STOCK      STOCK
                                                                     ---------    -------    -------
                                                                          (DOLLARS IN MILLIONS
                                                                                 EXCEPT
                                                                           PER SHARE AMOUNTS)
Net income attributable to stocks.................................   $ 1,968.3    $ 122.4     $63.3
Dividends on preference stocks....................................        72.0         --        --
                                                                     ---------    -------     -----
Earnings attributable to common stocks............................     1,896.3      122.4      63.3
Dividends on common stocks........................................       150.8       34.2      21.6
                                                                     ---------    -------     -----
Undistributed earnings............................................     1,745.5       88.2      41.7
Adjustments
  Change in earnings attributable to each class of common stock
     related to the assumed exercise of stock options*............        (1.7)        --       1.7
  Dividends on assumed common stock transactions..................        (0.5)        --      (0.6)
                                                                     ---------    -------     -----
Adjusted earnings attributable to common stocks...................   $ 1,743.3    $  88.2     $42.8
                                                                     =========    =======     =====
Weighted average shares outstanding (in millions).................       752.6      300.0      94.2
Adjustment
  Assumed exercise of dilutive stock options*.....................         2.6         --       2.4
                                                                         -----      -----     -----
Adjusted weighted average shares outstanding......................       755.2      300.0      96.6
                                                                         =====      =====     =====
Per Share Data
Earnings per share attributable to undistributed earnings on
  common stocks...................................................       $2.31      $0.29     $0.44
Dividends.........................................................        0.20       0.13      0.23
                                                                         -----      -----     -----
Earnings per share attributable to common stocks..................       $2.51      $0.42     $0.67
                                                                         =====      =====     =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                          THREE MONTHS ENDED
                                                                            MARCH 31, 1994
                                                                   ---------------------------------
                                                                    $1 2/3
                                                                   PAR VALUE     CLASS E     CLASS H
                                                                    COMMON       COMMON      COMMON
                                                                     STOCK        STOCK       STOCK
                                                                   ---------     -------     -------
                                                                         (DOLLARS IN MILLIONS
                                                                                EXCEPT
                                                                          PER SHARE AMOUNTS)
Net income attributable to stocks (before cumulative effect of
  accounting change)............................................   $ 1,448.9      $92.1       $70.8
Dividends on preference stocks..................................        86.8         --          --
                                                                   ---------      -----       -----
Earnings attributable to common stocks..........................     1,362.1       92.1        70.8
Dividends on common stocks......................................       145.2       30.9        18.1
                                                                   ---------      -----       -----
Undistributed earnings..........................................     1,216.9       61.2        52.7
Adjustments
  Change in earnings attributable to each class of common stock
     related to the assumed exercise of stock options*..........        (1.3)        --         1.3
  Dividends on assumed common stock transactions................        (1.5)        --        (0.3)
                                                                   ---------      -----       -----
Adjusted earnings attributable to common stocks.................   $ 1,214.1      $61.2       $53.7
                                                                   =========      =====       =====
Weighted average shares outstanding (in millions)...............       725.3      257.9        90.6
Adjustment
  Assumed exercise of dilutive stock options*...................         7.3         --         1.6
                                                                       -----      -----       -----
Adjusted weighted average shares outstanding....................       732.6      257.9        92.2
                                                                       =====      =====       =====
Per Share Data
Earnings per share attributable to undistributed earnings on common stocks (before cumulative effect of accounting
  change).......................................................       $1.66      $0.24       $0.58
Cumulative effect of accounting change at January 1, 1994.......       (1.05)        --       (0.08)
Dividends.......................................................        0.20       0.12        0.20
                                                                       -----      -----       -----
Earnings per share attributable to common stocks................       $0.81      $0.36       $0.70
                                                                       =====      =====       =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                                       29